SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                February 6, 2006


                       GREEN PLAINS RENEWABLE ENERGY, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                      Iowa
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                 (State or other jurisdiction of incorporation)


               333-121321                            84-1652107
        ------------------------         ---------------------------------
        (Commission file number)         (IRS employer identification no.)


         9635 Irvine Bay Court, Las Vegas, Nevada       89147
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         (Address of principal executive offices)     (Zip code)


                                 (702) 524-8928
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              (Registrant's telephone number, including area code)


                   This document contains a total of 54 pages.

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Item 1.01 Entry Into a Material Definitive Agreement

Loan Agreements

         General Terms

         On February 6, 2006, we entered into a Master Loan Agreement, Construction and Term Loan Supplement, Construction and Revolving Term Loan Supplement, Security Agreement and Real Estate Mortgage with Farm Credit Services of America, FLCA (individually and collectively, the "Loan Agreements"). A participating interest under the Loan Documents was transferred to CoBank, ACB. Under the Loan Agreements, the lenders will loan up to $47,000,000. The loan proceeds are to partially finance construction of a 50,000,000 gallon (minimum) annual capacity dry-mill ethanol production facility near Shenandoah, Iowa (the "Plant"), and to provide funding for working capital purposes. The Plant is to be in production by no later than May 1, 2007 and construction costs are not to exceed an aggregate of $71,000,000, net of refundable sales taxes.

         Loan Commitments and Repayment Terms

         The loan is comprised of a $30,000,000 amortizing term loan and a $17,000,000 revolving term facility.

         o Term Loan - This loan is available for advances until July 1, 2007. Principal payments are to commence with $1,200,000 due November 20, 2007, and each quarter thereafter with a final maturity on November 20, 2013 at the latest. In addition, for fiscal years ending in 2007 and thereafter, we are also required to make a special payment equal to 65% of the available (if any) free cash flow from operations, not to exceed $2,000,000 per year, and provided, however, that if such payments would result in a covenant default under the Loan Agreements, the amount of the payments shall be reduced to an amount which would not result in a covenant default. The free cash flow payments are discontinued when the aggregate total received from such payments exceeds $8,000,000.

         o Revolving Term - This loan is available for advances throughout the life of the commitment. This loan requires semi-annual $2,400,000 payments on/step-downs of the commitment to commence on the first day of the month beginning approximately six months after repayment of the term loan, by May 1, 2014 at the latest with a final maturity no later than November 1, 2017.

         Availability of Advances, Interest Rates and Fees

         Advances are subject to satisfaction of specified lending conditions. Advances correlate to budget and construction timeline projections, with verification of progress by a third-party engineer. The loans will bear interest at the rate of LIBOR plus 3.35%. We paid a loan origination fee in the amount of $352,500, there is an annual administration fee in the amount of $25,000, beginning November 1, 2007, and there is an unused commitment fee equal to 1/2% of the unused revolving term. Appraisal, inspecting engineer, and title company insurance and disbursing fees are also at the Company's expense.

         Security

         As security for the loan, the lenders received a first-position lien on all personal property and real estate owned by us, including an assignment of all contracts and rights pertinent to construction and on-going operation of the Plant.

         Representations, Warranties and Covenants

         The Loan Agreements contain representations, warranties, conditions precedent, affirmative covenants (including financial covenants) and negative covenants. One of these covenants requires that dividends or other distributions to stockholders be limited to 40% of the profit net of income taxes for such each fiscal year and may be paid only where we are expected to remain in compliance with all loan covenants, terms and conditions. Furthermore, with

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

respect to the fiscal years ending in 2008 and thereafter, an additional distribution may be made to stockholders in excess of the 40% limit for such fiscal year if we have made the required free cash flow payment for/based on such fiscal year, and will thereafter remain in compliance with all loan covenants, terms and conditions on a pro forma basis net of said potential additional payment.

Hiring of a General Manager

         On February 7, 2006, we appointed Allen H. Sievertsen as our general manager. We are in the process of putting together an employment agreement with Mr. Sievertsen. In the interim, Mr. Sievertsen is working for us on an "at will" basis under the terms of a letter of understanding ("LOU"). Under the LOU, Mr. Sievertsen is receiving an annual salary is $150,000. He is also entitled to (i) a $50,000 bonus when the Plant first begins producing ethanol, (ii) such other bonuses and compensation as the our board of directors may award, (iii) reimbursement of moving expenses, (iv) severance if Mr. Sievertsen's employment is terminated for any reason, other than for cause, for a period of two months if Mr. Sievertsen was employed by us for less than two years and for six months if he was employed by us for more than two years, and (iv) other insurance, vacation, and retirement plan benefits.

         From August 2001 through December 2005, Mr. Sievertsen was employed as the general manager/construction manager over an ethanol plant owned by Husker AG, LLC in Plainview, Nebraska. From June 2000 to August 2001, Mr. Sievertsen was a supervisor at Eaton Corp. where he directed the integration of a new line of pumps into the Eaton Hydraulics Plant in Spencer, Iowa. He has a B.S. in general science (chemistry emphasis) from the University of Iowa.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

         Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         Reference is made to Item 1.01, which disclosure relating to our hiring of Mr. Sievertsen as our general manager is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

         a. Financial statements of businesses acquired

                  Not Applicable

         b. Pro forma financial information

                  Not applicable

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

         c. Exhibits

                 Number                        Description
                 ------                        -----------

                  10.1 Master Loan Agreement, dated January 30, 2006, by and between the Company and Farm Credit Services of America, FLCA.
                  10.2 Construction and Term Loan Supplement, dated January 30, 2006, by and between the Company and Farm Credit Services of America, FLCA.
                  10.3 Construction and Revolving Term Loan Supplement, dated January 30, 2006, by and between the Company and Farm Credit Services of America, FLCA.
                  10.4 Security Agreement, dated January 30, 2006, by and between the Company and Farm Credit Services of America, FLCA.
                  10.5 Administrative Agency Agreement, dated January 30, 2006, by and between the Company, Farm Credit Services of America, FLCA and CoBank, ACB.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GREEN PLAINS RENEWABLE ENERGY, INC.



Date: February 7, 2006                       By  /s/ Barry A. Ellsworth
                                                --------------------------------
                                                Barry A. Ellsworth
                                                President
                                                (Principal Executive Officer)

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